Exhibit T3B-2


                       FOURTH AMENDED AND RESTATED BY-LAWS
                                       OF
                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

          SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of this Corporation for the election of directors and for the transaction of any proper business shall be held at the time and place designated by the Board of Directors (the "Board") of the Corporation.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when called by the Chief Executive Officer or by a majority of the Board of Directors. Special meetings may not be called by any other person. Written notice of a special meeting pursuant to Section 4 herein shall be given to all shareholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Each such special meeting shall be held at such date and time as requested by the person or persons calling the meeting within the limits fixed by law. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

          SECTION 3. PLACE. Meetings of shareholders may be held in the State of Delaware or outside the State of Delaware.

          SECTION 4. NOTICE. Written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be effective when deposited in the United States mail addressed to the shareholder at his address as it appears on the Corporation's current record of shareholders.

          SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the adjournment is for more than 30 days, or if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 herein to each shareholder of record on the new record date entitled to vote at such meeting.

          SECTION 6. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS. Except as may otherwise be provided herein, or in the Amended and Restated Certificate of Incorporation in connection with rights to elect directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, nominations for the election of directors and the proposal of business to be considered by the shareholders may be made by the Board or any shareholder of record entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

          For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. Except as otherwise provided by applicable law, to be timely, a shareholder's notice must be delivered to the Secretary of the Corporation at the Corporation's principal executive offices not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is made by the Corporation. In no event shall public announcement of an adjournment of an annual meeting commence a new time period for giving of a shareholder's notice as described above.

          Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election to the Board of Directors, all information relating to such person required to be disclosed in solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statements as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and beneficial owner. Notice of nominations which are proposed by the Board shall be given by the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation on behalf of the Board.

          The chairperson of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION 7. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at an annual or special meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          SECTION 8. VOTING RECORD. The officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group with the address of and the number and class and series, if any, of shares held by each. The list, for a period of 10 days prior to such meeting, shall be available for inspection at the principal office of the Corporation, or at the office of the transfer agent or registrar of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. Upon written demand to the Corporation, any shareholder or his agent or attorney shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or his agent or attorney at any time during the meeting.

          If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

          SECTION 9. SHAREHOLDER QUORUM AND VOTING. A majority of all then outstanding shares of voting stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

          If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law or by the Amended and Restated Certificate of Incorporation.

          After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

          SECTION 10. VOTING OF SHARES. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

          Shares of stock of this Corporation owned directly or indirectly by another corporation the majority of the voting stock of which is owned, directly or indirectly, by this Corporation are not entitled to vote, and shall not be counted in determining the total number of outstanding shares at any given time.

          A shareholder or the shareholder's attorney in fact may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

          At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes represented by the shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

          Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the by-laws of the corporate shareholder; or, in the absence of any applicable by-law, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the Chairman of the Board, Chief Executive officer, President, any Vice President, Secretary and Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

          Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

          Shares held by or under the control of a receiver, trustee in bankruptcy proceedings or an assignee for the benefit of creditors, may be voted by such receiver, trustee or assignee, without the transfer thereof into the name of such receiver, trustee or assignee.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

          On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company or other financial institution, with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

          SECTION 11. WRITTEN CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders, unless such action is approved by a majority of the Board of Directors. In the event of such approval, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted, provided that all requirements of law and the Amended and Restated Certificate of Incorporation have been satisfied. To be effective, the executed written consent of the shareholders must be delivered to the Corporation within 60 days of the date the earliest written consent is received by the Corporation. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote thereon.

          After obtaining such authorization by written consent, notice shall promptly be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting shareholders.

          SECTION 12. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS. Notice of a meeting of the shareholders need not be given to any shareholder who signs a Waiver of Notice either before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, the manner in which it has been called or convened, or the matters considered at a meeting except when a shareholder states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened, or except when a shareholder objects to considering a particular matter that is not within the purposes described in the meeting notice.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written Waiver of Notice of such meeting.

                                   ARTICLE II
                                    DIRECTORS

          SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

          SECTION 2. QUALIFICATION. Directors must be natural persons who are 18 years of age or older, but need not be residents of the State of Delaware, citizens of the United States of America or shareholders of this Corporation.

          SECTION 3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

          SECTION 4. DUTIES OF DIRECTORS. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

          In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

          (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

          (c) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Amended and Restated Certificate of Incorporation or the By-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

          In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

          A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

          SECTION 5. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or (b) he votes against such action or abstains from voting in respect thereto.

          SECTION 6. NUMBER. Except as may otherwise be provided pursuant to the Amended and Restated Certificate of Incorporation in connection with rights to elect directors which may be granted to the holders of any series of Preferred Stock, the number of directors which shall constitute the whole Board shall initially be seven. The holders of the Corporation's Class B Common Stock may increase the number of directors constituting the whole Board to up to a total of eleven. At such time when there shall be no shares of Class B Common Stock issued and outstanding, the number of directors constituting the whole Board shall be fixed by the Board of Directors, but shall not be fewer than [five] nor more than [eleven]. The directors, other than those who may be elected by the holders of any shares of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II and Class III, which shall be nearly equal in number as is reasonably possible, with the term of office of Class I to expire at the 2001 annual meeting of shareholders, the term of office of Class II to expire at the 2002 annual meeting of shareholders and the term of office of Class III to expire at the 2003 annual meeting of shareholders, with each director to hold office until his or her successor has been duly elected and qualified. At each annual meeting of shareholders, commencing with the 2001 annual meeting, directors elected to succeed those directors whose terms shall expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, each director to hold office until his or her successor shall have been duly elected and qualified.

          SECTION 7. ELECTION OF DIRECTORS. Except as may otherwise be provided pursuant to the Amended and Restated Certificate of Incorporation in connection with the rights to elect directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, and except as otherwise provided pursuant to Section 8 of this Article II, directors shall be elected by the holders of the Corporation's Class B Common Stock; PROVIDED, HOWEVER, that, in accordance with the Amended and Restated Certificate of Incorporation, (i) prior to the payment in full of all of the Corporation's obligations under the Deferred Interest Notes (defined below), two of the directors shall be individuals designated by the Trustee under the Deferred Interest Notes Indenture (the "Noteholder Designees") pursuant to the Voting Agreement (defined below) and (ii) subsequent to the payment in full of all obligations under the Deferred Interest Notes, the holders of the Corporation's Class A Common Stock shall be entitled to elect two directors (the "Class A Directors"). The Noteholder Designees elected to the Board in accordance with clause (i) shall be initially appointed to Class III. At such time when there shall be no shares of Class B Common Stock issued and outstanding, the holders of Class A Common Stock shall be entitled to elect all members of the Corporation's Board of Directors. Except as otherwise provided by applicable law, at each election the persons receiving the greatest number of votes shall be the persons then elected. Each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. The election of directors is subject to any provisions relating thereto contained in the Amended and Restated Certificate of Incorporation.

          SECTION 8. VACANCIES. Except as may otherwise be provided pursuant to the Amended and Restated Certificate of Incorporation in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled in the following manner: (i) vacancies in Class A directorships shall be filled by the holders of the issued and outstanding shares of Class A Common Stock voting separately as a single class; (ii) vacancies in Class B directorships shall be filled by the holders of the issued and outstanding shares of Class B Common Stock voting separately as a single class; and (iii) vacancies in the Noteholder Designee directorships shall be filled by individuals designated by the Trustee under the Deferred Interest Notes Indenture pursuant to the Voting Agreement. Any director elected in accordance with the preceding sentence shall hold office until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          SECTION 9. RESIGNATION OF DIRECTORS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, Chief Executive Officer, President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 10. REMOVAL OF DIRECTORS. Subject to the right to elect directors under specified circumstances which may be granted pursuant to the Amended and Restated Certificate of Incorporation to the holders of any series of Preferred Stock and unless otherwise provided by law, any director may be removed from office with or without cause only by the vote of the holders of the class of voting stock entitled to elect such director, voting together as a single class and holding not less than a majority of the issued and outstanding shares of such class of voting stock; PROVIDED, HOWEVER, that the Noteholder Designees may not be so removed without the prior written consent of the Trustee under the Deferred Interest Notes Indenture. At such time when there shall be no shares of Class B Common Stock issued and outstanding, directors elected by the holders of Class A Common Stock may be removed only with cause by a vote of the holders of not less than a majority of the issued and outstanding shares of Class A Common Stock.

          SECTION 11. QUORUM AND VOTING. A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. Subject to the provisions of Section 12 of Article II of these By-laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 12. SUPERMAJORITY VOTING REQUIREMENTS. Notwithstanding any provision in these By-laws to the contrary, for as long as shares of Class B Common Stock are outstanding, the affirmative vote of at a majority of the members of the Board of Directors including at least one Class A Director or Noteholder Director (a "Supermajority Vote") shall be required to authorize the taking of any of the following actions on the part of the Corporation:

          (a) entering into any contract or other transaction (or series or related contracts or transactions) with any stockholder, director or beneficial owner of five percent (5%) or more of the capital stock of the Corporation;

          (b) entering into any contract or other transaction (or series of related contracts or transactions) with any officer of the Corporation inconsistent with prior practice and involving more than $350,000;

          (c) engaging in or committing to engage in the acquisition by the Corporation or any subsidiary thereof of a majority of the assets or capital stock of another entity as an entirety;

          (d) merging or consolidating the Corporation or any subsidiary thereof with and/or into another entity, or selling all or substantially all of the assets of the Corporation or any subsidiary thereof as an entirety; and

          (e) authorizing or approving any amendment to the Amended and Restated Certificate of Incorporation of the Corporation or any amendment by the Board of Directors to the By-laws of the Corporation.

          SECTION 13. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

          (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the shareholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of a committee thereof which authorizes, approves or ratifies such contract or transaction.

          SECTION 14. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

          (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

          (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

          (c) fill vacancies on the Board of Directors or any committee thereof;

          (d) adopt, amend or repeal these By-laws or the Amended and Restated Certificate of Incorporation;

          (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

          (f) adopt an agreement of merger or consolidation; or

          (g) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the office of the Secretary of State.

          The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

          SECTION 15. CHANGES IN COMMITTEES; RESIGNATIONS, REMOVALS AND VACANCIES. The Board of Directors shall have power at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these By-laws, either with or without cause. Any member of any such committee may resign at any time by giving written notice to the Board or the Chairman of the Board or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the Board of Directors in the manner prescribed in these By-laws for the original appointment of the members of such committee.

          SECTION 16. PLACE OF MEETINGS. Regular and special meetings by the Board of Directors may be held within or without the State of Delaware.

          SECTION 17. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held at times and places specified by the Board of Directors without notice of the date, time, place or purpose of the meeting. Written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director at least 2 days before the meeting. The notice need not describe the purpose of the special meeting. In addition to any other regular meetings, a regular meeting of the Board of Directors shall be held, without other notice than this by-law, immediately after and at the same place as the annual meeting of shareholders.

          Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

          Meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer, by the President of the Corporation, or by any two directors.

          Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          SECTION 18. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote and may be described as such in any document.

          SECTION 19. ADVISORY DIRECTORS. The Board of Directors shall have the authority to elect a board of outside directors consisting of two members initially which number can be increased or decreased by a vote of the shareholders. The outside directors shall not be shareholders or officers of the Corporation, and shall not have voting powers, but rather are to act in the capacity of consulting and advising the Board of Directors at their invitation.


                                   ARTICLE III
                                    OFFICERS

          SECTION 1. OFFICERS. The officers of this Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors, and shall serve until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time.

         Any two or more offices may be held by the same person. The failure to elect a President, Chairman of the Board, Secretary or Treasurer shall not affect the existence of this Corporation.

          SECTION 2. DUTIES. The officers of this Corporation shall have the following duties:

          The Chief Executive Officer of the Corporation shall have overall responsibility for the Corporation, subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and, unless the Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors.

          The President and Chief Operating Officer shall report to the Chief Executive Officer and the Board of Directors and shall be responsible for the general and active management of the business, operations and affairs of the Corporation, subject to the direction of the Chief Executive Officer.

          The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.

          The Secretary shall have custody of, and maintain, all the corporate records except the financial records, shall have the authority to execute any and all documents in connection with intellectual property matters, including, but not limited to, Powers of Attorney, Appointment of Resident Agent forms and any other documents which are required in connection with the intellectual property matters of the Corporation, shall prepare the minutes of all meetings of the shareholders and Board of Directors, shall authenticate records of the Corporation; shall send all notices of meetings out, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

          The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

          SECTION 3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

          Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 4. RESIGNATION OF OFFICERS. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.


                                   ARTICLE IV
                               STOCK CERTIFICATES

          SECTION 1. ISSUANCE. Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.

          Before the Corporation issues shares, the Board of Directors must determine that the consideration received for shares to be issued is adequate. The determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

          When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

          SECTION 2. FORM. Certificates representing shares in this Corporation shall be signed by the Chief Executive Officer or by the President or any vice president and the Secretary or an assistant secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the Chief Executive Officer or the President or any Vice President and the Secretary or an Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

          If this Corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

          Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

          Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents.

          SECTION 3. TRANSFER OF STOCK. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

          SECTION 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                                BOOKS AND RECORDS

          SECTION 1. BOOKS AND RECORDS. The Corporation shall keep as permanent records, in accordance with applicable law, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation, and such books or records and accounts as may be necessary for the proper conduct of the business of the Corporation.

          SECTION 2. INSPECTION OF BOOKS AND RECORDS. The Board of Directors and, unless otherwise specified by the Board, the Chairman of the Board, the Chief Executive Officer or the President shall, subject to applicable law, have the sole power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the shareholders; and, except as specifically conferred by law, no shareholder shall have any right to inspect any account, book, record or document of the Corporation, unless and until authorized to do so by the Board or, unless otherwise specified by the Board, by order of the Chairman of the Board or by the Chief Executive Officer or the President.

                                   ARTICLE VII
                DISTRIBUTIONS, SHARE DIVIDENDS AND SHARE OPTIONS

          SECTION 1. DISTRIBUTIONS. The Board of Directors of this Corporation may, from time to time, authorize and the Corporation may pay distributions to the shareholders. A distribution is a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of the shareholders in respect of any of its shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

          No distribution may be made if, after giving it effect:

          (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or

          (b) the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), it is the date the Board of Directors authorizes the distribution.

          The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

          SECTION 2. SHARE DIVIDENDS. Unless the Amended and Restated Certificate of Incorporation provides otherwise, shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series. An issuance of shares under this section is a share dividend.

          Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

          (a) the Amended and Restated Certificate of Incorporation so authorizes;

          (b) a majority of the votes entitled to be cast by the class or series to be issued approves the issue; or

          (c) there are no outstanding shares of the class or series to be issued.

If the Board of Directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date the Board of Directors authorizes the share dividend.

          SECTION 3. SHARE OPTIONS. Unless the Amended and Restated Certificate of Incorporation provides otherwise, the Corporation may issue rights, options or warrants for the purchase of its shares. The Board of Directors shall determine the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

          The terms and conditions of stock rights and options which are created and issued by the Corporation, or its successor, and which entitle the holders thereof to purchase from the Corporation shares of any class or classes, whether authorized but unissued shares, treasury shares or shares to be purchased or acquired by the Corporation, may include restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the Corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

                                  ARTICLE VIII
                                 CORPORATE SEAL

          The Board of Directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed or an impression, or other type seal.

                                   ARTICLE IX
                                   FISCAL YEAR

          The fiscal year of the Corporation shall, by resolution, be determined by the Board of Directors.

                                    ARTICLE X
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

          SECTION 1. ACTION AGAINST PARTY BECAUSE OF CORPORATE POSITION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. ACTION BY OR IN THE RIGHT OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

          SECTION 3. REIMBURSEMENT IF SUCCESSFUL. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Sections 1 or 2 of this Article X, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys fees inclusive of any appeal) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise) on any other claim, issue or matter in any such claim, action, suit or proceeding.

          SECTION 4. AUTHORIZATION. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

          SECTION 5. ADVANCED REIMBURSEMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          SECTION 6. INDEMNIFICATION NOT EXCLUSIVE. The indemnification provided by this Article shall be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Amended and Restated Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Where such other provision provides broader rights of indemnification than these by-laws, said other provision shall control.

          SECTION 7. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE XI
                                    AMENDMENT

          Except as otherwise provided herein, these By-laws may be altered, amended or repealed or new by-laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting; provided, HOWEVER, that in the case of amendments by shareholders, notwithstanding any other provisions of these By-laws or any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, the Amended and Restated Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 66 2/3% of all then outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-laws; PROVIDED, FURTHER, HOWEVER, that any amendment or repeal of any provision of
Section 12 of Article II of these By-laws by the shareholders shall require the affirmative vote of the holders of at least a majority of all then outstanding shares of Class A Common Stock, voting as a single class, and Class B Common Stock, voting as a single class.

                                   ARTICLE XII
                                EMERGENCY BY-LAWS

          SECTION 1. EMERGENCY BY-LAWS. The Board of Directors may adopt by-laws to be effective only in an emergency; PROVIDED, HOWEVER, the affirmative vote of a majority of the members of the board of directors including at least one Class A Director or Noteholder Director shall be required to adopt any by-law under this Article XII which alters, amends or repeals any provision of Section 12 of
Article II of these By-laws. An emergency exists for the purposes of this section if a quorum of the Corporation's directors cannot readily be assembled because of some catastrophic event. The emergency by-laws, which are subject to amendment or repeal by the shareholders, may make all provisions necessary for managing the Corporation during an emergency, including:

          (a) procedures for calling a meeting of the Board of Directors;

          (b) quorum requirements for the meeting; and

          (c) designation of additional or substitute directors.

          SECTION 2. LINE OF SUCCESSION. The Board of Directors, either before or during such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation are for any reason rendered incapable of discharging their duties.

          SECTION 3. GOVERNING BY-LAWS. All provisions of these By-laws consistent with the emergency by-laws remain effective during the emergency. The emergency by-laws are not effective after the emergency ends.

          SECTION 4. EFFECT OF CORPORATE ACTION. Corporate action taken in good faith in accordance with the emergency by-laws:

          (a) binds the Corporation; and

          (b) may not be used to impose liability on a corporate director, officer, employee or agent.

                                  ARTICLE XIII
                                   DEFINITIONS

          The following terms used herein shall the meanings specified below.

          "Deferred Interest Notes" shall mean the $___ million principal amount of 10% Secured Deferred Interest Notes due 2005 issued by the Corporation pursuant to the Plan under the Deferred Interest Notes Indenture.

          "Deferred Interest Notes Indenture" means the Indenture among the Corporation, as Issuer, the Subsidiary Guarantors named therein and United States Trust Company of New York, as trustee, which indenture relates to the Deferred Interest Notes, as it may be amended, modified or supplemented from time to time.

          "New Money Investors" means certain persons or entities that have agreed to purchase for an aggregate purchase price of $30 million to acquire 7,000,000 shares of Class B Common Stock in accordance with the terms of the Plan.

          "Plan" means the Joint Plan of Reorganization proposed by the Corporation and certain of its subsidiaries, as it may be amended or modified from time to time, and as confirmed by Order dated January 20, 2000 by the United States Bankruptcy Court for the District of Delaware.

          "Voting Agreement" means that certain Voting Agreement dated as of February __, 2000 by and among the New Money Investors and the Trustee under the Deferred Interest Notes Indenture.